As filed with the Securities and Exchange Commission on August 8, 1997
                        Registration No. 333-
                                   __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                     REPUBLIC SECURITY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         FLORIDA                             59-2335075
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)



            4400 CONGRESS AVENUE
          WEST PALM BEACH, FLORIDA                               33407
  (Address of Principal Executive Offices)                     (Zip Code)



     REPUBLIC SECURITY FINANCIAL CORPORATION 1997 PERFORMANCE INCENTIVE PLAN
                            (Full title of the plan)


                                 RUDY E. SCHUPP
                              4400 CONGRESS AVENUE
                         WEST PALM BEACH, FLORIDA 33407
                                 (561) 840-1200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                   COPIES TO:

                             John S. Fletcher, Esq.
                           Morgan, Lewis & Bockius LLP
                        5300 First Union Financial Center
                          200 South Biscayne Boulevard
                              Miami, Florida 33131
                                 (305) 579-0432


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                         Calculation of Registration Fee
================================================================================
                                           Proposed      Proposed
   Title of each                            maximum       maximum
     class of                  Amount      offering      aggregate     Amount of
    securities                 to be       price per     offering   registration
   to be registered         registered (1)  unit (2)       price          fee
================================================================================
Common Stock, par value       2,000,000     $8.406      $16,812,000     $3,362
    $.01 per share
================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Calculated solely for the purpose of this offering under Rule 457(c) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Republic Security Financial Corporation on August 4, 1997, as reported by the NASDAQ National Market.

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



         This Registration Statement on Form S-8 (the "Registration Statement") filed by Republic Security Financial Corporation (the "Registrant") relates to 2,000,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Republic Security Financial Corporation 1997 Performance Incentive Plan (the "Plan").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

     (a) Annual Report on Form 10-K, filed with the Commission on March 19, 1997, for the fiscal year ended December 31, 1996;

     (b) Current Report on Form 8-K, filed with the Commission on January 13, 1997;

     (c) Current Report on Form 8-K, filed with the Commission on July 10, 1997;

     (d) Quarterly Report on Form 10-Q filed with the Commission on April 14, 1997, for the quarter ended March 31, 1997;

     (e) Amended Quarterly Report on Form 10-Q/A filed with the Commission on May 23, 1997, for the quarter ended March 31, 1997; and

     (f) The description of the Common Stock of the Registrant set forth in the "Description of Securities" included in the Registration Statement on Form S-1 (No. 33-62847) filed with the Commission and declared effective on November 6, 1995.

         All reports and other documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or

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                                        1
superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The consolidated financial statements of Republic Security Financial Corporation appearing in Republic Security Financial Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements of Republic Security Financial Corporation are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The Registrant has retained Morgan, Lewis and Bockius LLP to render a legal opinion regarding the validity of the securities offered hereby and to provide legal advice in matters related to the offering of such securities.

Item 6.  Indemnification of Directors and Officers.

         Section 607.0850 of the Florida Business Corporation Act empowers a corporation, subject to certain limitations, to indemnify any person who was or is a party to any proceeding by reason of the fact that he was or is a director, officer, employee or agent of the corporation, against liability and expenses actually and reasonably incurred by him in connection with such proceeding, including any appeal thereof, if such party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct to have been unlawful.

         The Registrant's bylaws (the "Bylaws") provide as follows:

                                   ARTICLE VII
                     Indemnification of Directors, Officers,
                              Employees and Agents

                  Section 7.01. Directors, Officers, Employees and Agents. The corporation shall indemnify any person who was or is a party or is threatened to be made a party (which shall include the giving of testimony or similar involvement) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create, of itself, a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in, or not opposed to, the best interest of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.


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
                  The corporation shall indemnify any person who was or is a party, or is threatened to be made a party (which shall include the giving of testimony or similar involvement), to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (to the extent permitted by law), including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  Section 7.02. Expenses. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in any defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  Section  7.03.  Determination  of  Standard  of  Conduct.  Any
         indemnification hereunder, unless pursuant to a determination by a court, shall be made by the corporation as authorized upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made either (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (2) by majority vote of a committee duly designated by the board of directors consisting of two or more directors not at the time parties to the proceeding, (3) by the share holders who were not parties to such action, suit or proceedings, or (4) by independent legal counsel selected in accordance with the provisions of the Florida Business Corporation Act in a written opinion.

                  Section 7.04. Advance Expenses. Expenses including attorney's fees incurred in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided above or upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized herein.

                  Section 7.05. Benefit.  The  indemnification  provided by this
         Article VII shall be in addition to the indemnification rights provided pursuant to the Florida Business Corporation Act and shall not be deemed exclusive of any other rights to which person seeking indemnification may be entitled under any by law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 7.06. Insurance. The corporation shall be empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions contained herein.

                  Section 7.07. No Rights of Subrogation. Indemnification herein shall be a personal right and, the corporation shall have no liability under this Article VII to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of such per son) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification hereunder.

                  Section 7.08. Indemnification for Past Directors. Indemnification as provided in this section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 7.09. Affiliates. For the purposes of this Article VII, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

                  Section 7.10. Reliance and Non-Exclusivity. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article VII.

                  Section 7.11. Other Indemnifications. The corporation shall have the power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  Section 7.12. Amendments. The provisions of this Article VII relating to indemnification and to the advancement of expenses shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this section. Notwithstanding any other provision of these bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of a director or officer to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

         The Bylaws are not exclusive of any other rights to which any person seeking indemnification from the Registrant may be entitled.

         Pursuant to Florida law, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him against such liability under the applicable provisions of the Bylaws or applicable law. The Registrant currently has in place an insurance contract covering the liability of directors and officers as permitted under Florida law.




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



Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:


Exhibit
Number  Exhibit
------- --------
  5 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered
23.1    Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as
        Exhibit 5)
23.2    Consent of Ernst & Young LLP
24      Power of Attorney (included in signature page)


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made, a
post-effective   amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

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                                        5

         The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida on August 7, 1997.

                             REPUBLIC SECURITY FINANCIAL CORPORATION


                             By: /s/ Rudy E. Schupp
                                 -----------------------
                                 Rudy E. Schupp
                                 Chairman of the Board and
                                 Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below authorizes and appoints Rudy E. Schupp as his attorney-in-fact to sign and file on his behalf, in each capacity stated below, any and all amendments to this registration statement.

Signature                                              Title                                       Date
-----------------------------------------------------------------------------------------------------------------------------------
/s/ Rudy E. Schupp
----------------------------------------------         Chairman of the Board,                 August 7, 1997
Rudy E. Schupp                                         Chief Executive Officer
                                                       and Director (Principal
                                                       Executive Officer)

 /s/ Lennart E. Lindahl, Jr.
----------------------------------------------         Vice Chairman of the                   August 7, 1997
Lennart E. Lindahl, Jr.                                Board and Director


------------------------------------------------       Chairman of the Board,                 August 7, 1997
Carol R. Owen                                          Broward County, and
                                                       Director

/s/ Richard J. Haskins
----------------------------------------------         Executive Vice President               August 7, 1997
Richard J. Haskins                                     and Director (Principal
                                                       Financial and Accounting
                                                       Officer)


----------------------------------------------
Paula Berliner                                         Director                               August 7, 1997

----------------------------------------------
Joseph D. Cesarotti                                    Director                               August 7, 1997

----------------------------------------------
Mary Anna Fowler                                       Director                               August 7, 1997



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                                        7




Signature                                              Title                                       Date
-----------------------------------------------------------------------------------------------------------------------------------

/s/ H. Gearl Gore                                      Director                               August 7, 1997
------------------------------------------------
H. Gearl Gore

------------------------------------------------
Eugene W. Hughes, Jr.                                  Director                               August 7, 1997

/s/ Richard C. Rathke                                  Director                               August 7, 1997
----------------------------------------------
Richard C. Rathke

/s/ Victor H. Siegel                                   Director                               August 7, 1997
------------------------------------------------
Victor H. Siegel

/s/ William F. Spitznagel                              Director                               August 7, 1997
----------------------------------------------
William F. Spitznagel

/s/ Bruce E. Wiita                                     Director                               August 7, 1997
------------------------------------------------
Bruce E. Wiita

/s/ William Wolfson                                    Director                               August 7, 1997
------------------------------------------------
William Wolfson


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                                        8

         The Plan. Pursuant to the requirements of the Securities Act of 1993, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on August 7, 1997.

                                    1997 PERFORMANCE INCENTIVE PLAN


                                    By /s/ Lennart E. Lindahl, Jr.
                                    ---------------------------------------
                                    Name:  Lennart E. Lindahl, Jr.
                                    Title: Chairman, Compensation Committee

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                                        9

                                INDEX TO EXHIBITS




Exhibit    Exhibit
Number
-------------------------------------------------------------------
  5 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered
23.1 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5)
23.2       Consent of Ernst & Young LLP
24         Power of Attorney (included in signature page)



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                                       10

                                                                      Exhibit 5













August 7, 1997



Republic Security Financial Corporation
4400 Congress Avenue
West Palm Beach, Florida 33407

RE:  Republic Security Financial Corporation-Registration Statement on Form S-8

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 2,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Republic Security Financial Corporation (the "Company"), which may be issued pursuant to the Republic Security Financial Corporation 1997 Performance Incentive Plan (the "Plan"). We have examined the Company's Articles of Incorporation, as amended, Bylaws, as amended, minutes and such other documents, and have made such inquiries of the Company's officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the Florida Business Corporation Act.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/  Morgan, Lewis & Bockius LLP

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                                        1

                                                                   Exhibit 23.2






Consent of Independent Certified Public Accounts

We consent to the reference of our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Republic Security Financial Corporation 1997 Performance Incentive Plan of
Republic Security Financial Corporation and to the incorporation by reference therein of our report dated January 23, 1997 with respect to the consolidated financial statements and schedules of Republic Security Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

West Palm Beach, Florida
August 7, 1997

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